Exhibit 99.1

Accuray Reports Fiscal 2022 Second Quarter Financial Results

Record Revenue For Second Quarter Fiscal 2022

SUNNYVALE, Calif., January 26, 2022 — Accuray Incorporated (NASDAQ: ARAY) today reported financial results for the second quarter of fiscal 2022 ended December 31, 2021.

Second Quarter Fiscal 2022 Summary

•
Record net revenue of $116.3 million representing an increase of 19 percent compared to the prior year
•
Gross orders of $85.4 million, an increase of 13 percent compared to the prior year
•
GAAP net income of $0.2 million as compared to GAAP Net income of $4.8 million in the prior year. Adjusted EBITDA of $6.8 million as compared to adjusted EBITDA of $13.5 million in the prior year

Other Recent Operational Highlights

•
Continued strong demand for ClearRT™ Helical kVCT Imaging for the Radixact® System: 68 global orders received since its commercial release in December 2020
•
CyberKnife® Robotic Radiotherapy Platform expands range of neurological indications that can be effectively treated with stereotactic radiosurgery and receives Shonin approval to treat Trigeminal Neuralgia, a chronic pain condition affecting a facial nerve
•
Ramping demand for VOLO™ Ultra enhancement to the Accuray Precision® treatment planning system for the Radixact System

“Accuray’s fiscal 2022 second quarter performance continues to reflect the strong customer demand and revenue momentum our business is generating, but also highlighted global supply chain challenges and operational headwinds created by the Covid environment. Driving our accelerated revenue growth is the continued adoption of our new technology upgrades on the Radixact platform which are having an impact across all regions,” said Joshua Levine, Chief Executive Officer.

Fiscal Second Quarter Results

Total net revenue was $116.3 million for the second quarter of fiscal 2022 compared to $97.5 million for the prior fiscal year second quarter. Product revenue totaled $60.7 million for the second quarter of fiscal 2022 compared to $41.8 million for the prior fiscal year second quarter, while service revenue totaled $55.6 million for the second quarter of fiscal 2022 compared to $55.7 million for the prior fiscal year second quarter.

Total gross profit for the second quarter of fiscal 2022 was $42.6 million or approximately 36.7 percent of total net revenue, comprised of product gross margin of 41.5 percent of product net revenue and service gross margin of 31.4 percent of service net revenue. This compares to total gross profit of $40.8 million or 41.9 percent of total net revenue, comprised of product gross margin of 44.7 percent of product net revenue and service gross margin of 39.8 percent of service net revenue for the prior fiscal year second quarter.

Operating expenses for the second quarter of fiscal 2022 were $38.6 million, an increase of 18 percent compared to $32.6 million in the prior fiscal year second quarter.

Net income was $0.2 million, or $0 per share, for the second quarter of fiscal 2022, compared to net income of $4.8 million, or an income of $0.05 per share, for the prior fiscal year second quarter.

Gross product orders totaled $85.4 million for the second quarter of fiscal 2022 compared to $75.4 million for the prior fiscal year second quarter. Order backlog as of December 31, 2021 was $581.3 million, approximately 3 percent lower than at the end of the prior fiscal year second quarter.

Adjusted EBITDA for the second quarter of fiscal 2022 was $6.8 million, compared to $13.5 million for the prior fiscal year second quarter.

Cash, cash equivalents, and short-term restricted cash were $123.4 million as of December 31, 2021 compared with $104.7 million as of September 30, 2021.

Fiscal Six Months Results

Total net revenue for the six months ended December 31, 2021 was $223.7 million compared to $182.8 million in the same prior fiscal year period. Product revenue for the six months ended December 31, 2021 totaled $113.5 million compared to $73.1 million, while service revenue totaled $110.2 million compared to $109.7 million in the same prior fiscal year period.

Total gross profit for the six months ended December 31, 2021 was $82.2 million, or 36.7 percent of net revenue, comprised of product gross margin of 40.9 percent of product revenue and service gross margin of 32.3 percent of service revenue. This compares to total gross profit of $76.2 million, or 41.7 percent of net revenue, comprised of product gross margin of 43.2 percent of product revenue and service gross margin of 40.7 percent of service revenue in the same prior fiscal year period.

Operating expenses for the six months ended December 31, 2021 were $75.8 million, an increase of 21 percent compared with $62.6 million in the same prior fiscal year period.

Net loss was $0.8 million, or $0.01 of loss per share, for the six months ended December 31, 2021, compared to net income of $5.2 million, or $0.06 per share, in the same prior fiscal year period.

Gross product orders totaled $155.4 million for the six months ended December 31, 2021, compared to $125.9 million for the same prior fiscal year period. Order backlog as of December 31, 2021 was $581.3 million, approximately 3 percent lower than at the end of the prior fiscal year second quarter.

Adjusted EBITDA for the six months ended December 31, 2021 was $12.2 million, compared to $22.5 million in the prior fiscal year period.

Fiscal Year 2022 Financial Guidance

Accuray’s financial guidance is based on current expectations. The following statements are forward-looking and actual results could differ materially depending on market conditions, the impact of the Covid-19 pandemic, supply chain disruption, and the factors set forth under “Safe Harbor Statement” below.

The Company is revising guidance for fiscal year 2022 as follows:

•
Total revenue is being increased to an expected range of $420.0 million to $430.0 million compared to the prior range of $420.0 million to $427.0 million, representing a year-over-year growth at the midpoint of the range of 7%.

•
Adjusted EBITDA is now expected to range between $15.0 million to $20.0 million compared to the prior range of $33.0 million to $35.0 million.

Guidance for non-GAAP financial measures excludes depreciation and amortization, stock-based compensation expense, interest expense and provision for income taxes. For more information regarding the non-GAAP financial measures discussed in this press release, please see "Use of Non-GAAP Financial Measures" below.

Conference Call Information

Accuray will host a conference call beginning at 1:30 p.m. PT/4:30 p.m. ET today to discuss results for the second quarter of fiscal 2022 as well as recent corporate developments. Conference call dial-in information is as follows:

•
U.S. callers: (833) 316-0563
•
International callers: (412) 317-5747

Individuals interested in listening to the live conference call via the Internet may do so by logging on to the Investor Relations section of Accuray’s website, www.accuray.com. There will be a slide presentation accompanying today’s event which can also be accessed on the company’s Investor Relations page at www.accuray.com.

In addition, a taped replay of the conference call will be available beginning approximately one hour after the call’s conclusion and will be available for seven days. The replay number is (877) 344-7529 (USA), or (412) 317-0088 (International), Conference ID: 6302301. An archived webcast will also be available on Accuray’s website until Accuray announces its results for the third quarter of fiscal 2022.

Use of Non-GAAP Financial Measures

Accuray has supplemented its GAAP net income (loss) with a non-GAAP measure of adjusted earnings before interest, taxes, depreciation, amortization and stock-based compensation (“adjusted EBITDA”). The calculation of adjusted EBITDA also excludes certain non-recurring, irregular and one-time items. Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of the company and facilitates a meaningful comparison of results for current periods with previous operating results. A reconciliation of GAAP net income (loss) (the most directly comparable GAAP measure) to non-GAAP adjusted EBITDA is provided in the schedules below.

There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

About Accuray

Accuray Incorporated (Nasdaq: ARAY) is committed to expanding the powerful potential of radiation therapy to improve as many lives as possible. We invent unique, market-changing solutions that are designed to deliver radiation treatments for even the most complex cases—while making commonly treatable cases even easier—to meet the full spectrum of patient needs. We are dedicated to continuous innovation in radiation therapy for oncology, neuro-radiosurgery, and beyond, as we partner with clinicians and administrators, empowering them to help patients get back to their lives, faster. Accuray is headquartered in Sunnyvale, California, with facilities worldwide.

Safe Harbor Statement

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release relate, but are not limited, to the company's future results of operations, including expectations regarding total revenue and adjusted EBITDA; expectations regarding the effect of the COVID-19 pandemic on the company and the market in general, including with respect to supply chain and logistics challenges; expectations regarding the company’s commercial strategy and execution as well as long-term growth opportunities, including with respect to supply chain and logistics challenges; expectations regarding the company’s order growth; the company’s ability to continue to drive accelerated revenue growth; expectations regarding the company’s China joint venture and other partnerships; expectations regarding the company’s product innovations and developments; expectations regarding the company’s product portfolio and its ability to position the company for growth; the impact of the company’s products on its customers and its business, and market adoption of such products, including with respect to the company’s VOLO Ultra enhancement and Clear RT Helical kVCT Imaging upgrades as well as other strategic product innovations;

expectations regarding the future of radiotherapy treatment and the company’s addressable market; and the company's leadership position in radiation oncology innovation and technologies. These forward-looking statements involve risks and uncertainties. If any of these risk or uncertainties materialize, or if any of the company's assumptions prove incorrect, actual results could differ materially from the results express or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the effect of the COVID-19 pandemic on the operations of the company and those of its customers and suppliers; disruptions to our supply chain, including increased logistics costs as well as increased costs and difficulties in obtaining a sufficient amount of materials in the semiconductor and other markets; the company's ability to achieve widespread market acceptance of its products, including new product and software offerings; the company’s ability to develop new products or enhance existing products to meet customers’ needs and compete favorably in the market, the company’s ability to realize the expected benefits of the China joint venture and other partnerships; risks inherent in international operations; the company's ability to effectively manage its growth; the company's ability to maintain or increase its gross margins on product sales and services; delays in regulatory approvals or the development or release of new offerings; the company's ability to meet the covenants under its credit facilities; the company's ability to convert backlog to revenue; and such other risks identified under the heading "Risk Factors" in the company's Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (the "SEC") on November 4, 2021 and as updated periodically with the company's other filings with the SEC.

Forward-looking statements speak only as of the date the statements are made and are based on information available to the company at the time those statements are made and/or management's good faith belief as of that time with respect to future events. The company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not put undue reliance on any forward-looking statements.

Aman Patel, CFA	Beth Kaplan
Investor Relations, ICR-Westwicke	Public Relations Director, Accuray
+1 (443) 450-4191	+1 (408) 789-4426
aman.patel@westwicke.com	bkaplan@accuray.com

###

Financial Tables to Follow

Accuray Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020
Net revenue:
Products	$60,721	$41,805	$113,480	$73,063
Services	55,554	55,654	110,237	109,728
Total net revenue	116,275	97,459	223,717	182,791
Cost of revenue:
Cost of products	35,520	23,102	67,029	41,528
Cost of services	38,128	33,526	74,537	65,029
Total cost of revenue	73,648	56,628	141,566	106,557
Gross profit	42,627	40,831	82,151	76,234
Operating expenses:
Research and development	14,697	11,956	29,079	24,104
Selling and marketing	13,233	10,348	24,504	19,246
General and administrative	10,716	10,328	22,176	19,217
Total operating expenses	38,646	32,632	75,759	62,567
Income from operations	3,981	8,199	6,392	13,667
Income (loss) on equity investment, net	(832)	1,117	(1,172)	1,089
Other expense, net	(2,490)	(4,260)	(5,158)	(8,954)
Income before provision for income taxes	659	5,056	62	5,802
Provision for income taxes	480	287	911	631
Net income (loss)	$179	$4,769	$(849)	$5,171
Net income (loss) per share - basic	$0.00	$0.05	$(0.01)	$0.06
Net income (loss) per share - diluted	$0.00	$0.05	$(0.01)	$0.06
Weighted average common shares used in computing income (loss) per share:
Basic	91,761	92,025	91,299	91,609
Diluted	93,932	93,353	91,299	92,607

Accuray Incorporated

Consolidated Balance Sheets

(in thousands)

(Unaudited)

	December 31,	June 30,
	2021	2021
Assets
Current assets:
Cash and cash equivalents	$123,196	$116,369
Restricted cash	244	560
Accounts receivable, net	81,905	85,360
Inventories	123,680	125,929
Prepaid expenses and other current assets	20,940	21,547
Deferred cost of revenue	1,355	3,008
Total current assets	351,320	352,773
Property and equipment, net	12,208	12,332
Investment in joint venture	14,678	15,935
Goodwill	58,006	57,960
Intangible assets, net	322	435
Operating lease right-of-use assets	19,429	22,522
Other assets	19,538	18,141
Total assets	$475,501	$480,098
Liabilities and equity
Current liabilities:
Accounts payable	$29,258	$19,467
Accrued compensation	24,184	26,865
Operating lease liabilities, current	8,327	8,169
Other accrued liabilities	33,883	27,471
Customer advances	24,610	24,937
Deferred revenue	76,585	81,660
Short-term debt	7,541	3,790
Total current liabilities	204,388	192,359
Long-term other liabilities	6,696	7,766
Deferred revenue	25,175	23,685
Operating lease liabilities, non-current	13,756	17,441
Long-term debt	174,492	170,007
Total liabilities	424,507	411,258
Equity:
Common stock	93	91
Additional paid-in capital	536,709	554,680
Accumulated other comprehensive income	2,216	2,093
Accumulated deficit	(488,024)	(488,024)
Total equity	50,994	68,840
Total liabilities and equity	$475,501	$480,098

Accuray Incorporated

Summary of Orders and Backlog

(in thousands)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020
Gross Orders	$85,381	$75,365	$155,365	$125,893
Net Orders	40,183	42,462	80,946	66,016
Order Backlog	581,267	596,214	581,267	596,214

Accuray Incorporated

Reconciliation of GAAP Net Income (Loss) to Adjusted Earnings Before Interest, Taxes, Depreciation,

Amortization and Stock-Based Compensation (Adjusted EBITDA)

(in thousands)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020
GAAP net income (loss)	$179	$4,769	$(849)	$5,171
Depreciation and amortization (a)	1,422	1,663	2,841	3,313
Stock-based compensation	2,695	2,364	5,211	4,608
Interest expense, net (b)	2,070	4,430	4,106	8,823
Provision for income taxes	480	287	911	631
Adjusted EBITDA	$6,846	$13,513	$12,220	$22,546

(a) consists of depreciation, primarily on property and equipment as well as amortization of intangibles.

(b) consists primarily of interest expense associated with outstanding debt.

Accuray Incorporated

Forward-Looking Guidance

Reconciliation of Projected Net Loss to Projected Adjusted Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-Based Compensation (Adjusted EBITDA)

(in thousands)

(Unaudited)

	Twelve Months Ending June 30, 2022
	From	To
GAAP net loss	$(12,000)	$(7,000)
Depreciation and amortization (a)	6,100	6,100
Stock-based compensation	10,600	10,600
Interest expense, net (b)	8,300	8,300
Provision for income taxes	2,000	2,000
Adjusted EBITDA	$15,000	$20,000

(a) consists of depreciation, primarily on property and equipment as well as amortization of intangibles.

(b) consists primarily of interest expense associated with outstanding debt.